Sub-Advisory Agreement between Nomura Asset Management U.S.A. Inc. and Nomura Asset Management Co., Ltd. Nomura Asset Management Singapore Limited Nomura Asset Management U.K. Limited is incorporated by reference to Exhibit (d)(8) of Post-Effective Amendment No. 37 to the Registration Statement as filed with the SEC on May 20, 2009 (SEC Accession No. 0001193125-09-115850